Federated Investors, Inc.


              CODE OF ETHICS FOR ACCESS PERSONS

              EFFECTIVE 10/01/2008

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                                TABLE OF CONTENTS

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INTRODUCTION......................................................................................................1

1     RESPONSIBILITIES............................................................................................2

1.1      GENERAL PRINCIPLES.......................................................................................2
1.2      COMPLIANCE WITH THIS CODE IS A CONDITION OF EMPLOYMENT...................................................3
1.3      PERSONAL RESPONSIBILITY..................................................................................4
1.4      PERCEIVED AMBIGUITY SHALL NOT EXCUSE VIOLATIONS..........................................................4
1.5      PRECLEARANCE DOES NOT PROTECT WRONGDOING.................................................................4

2     REPORTING REQUIREMENTS......................................................................................4

2.1      INITIAL REPORTING REQUIREMENTS...........................................................................4
2.2      QUARTERLY REPORTING REQUIREMENTS.........................................................................5
2.3      ANNUAL REPORTING REQUIREMENTS............................................................................6
2.4      INDEPENDENT DIRECTORS....................................................................................7
2.5      NON-FEDERATED OFFICERS OF FEDERATED FUNDS OR PROPRIETARY CLIENT FUNDS....................................7
2.6      ACCESS PERSONS ACKNOWLEDGMENTS OF RECEIPT OF CODE OF ETHICS AND AMENDMENTS...............................8

3     PRECLEARANCE REQUIREMENTS...................................................................................8

3.1      PRECLEARANCE OF TRADES...................................................................................8
3.2      DURATION AND REVOCATION..................................................................................9
3.3      PRECLEARANCE DOES NOT PROTECT WRONGDOING.................................................................9
3.4      EXCEPTIONS...............................................................................................9
3.5      EXCEPTION FOR EMPLOYEE STOCK OPTIONS OF A PREVIOUS EMPLOYER.............................................10
3.6      FEDERATED STOCK AND OPTIONS TRADING.....................................................................11
3.7      MICRO CAP TRANSACTIONS..................................................................................11

4     EXEMPT TRANSACTIONS........................................................................................11

4.1      EXEMPT SECURITIES.......................................................................................11
4.2      DISCRETIONARY ACCOUNTS..................................................................................12

5     PROHIBITIONS AND RESTRICTIONS..............................................................................12

5.1      GENERAL PROHIBITIONS....................................................................................12
5.2      EQUITY INITIAL PUBLIC OFFERINGS (IPOS) ARE PROHIBITED...................................................14
5.3      PRIVATE PLACEMENTS REQUIRE PRIOR COMPLIANCE APPROVAL....................................................14
5.4      PROHIBITION OF SHORT-TERM PROFITS - 60-DAY RULE - INDIVIDUAL SECURITIES.................................15
5.5      MINIMUM HOLDING PERIOD - DESIGNATED FEDERATED FUNDS.....................................................15
5.6      PROHIBITION ON INSIDER TRADING..........................................................................15
5.7      DISCLOSURE OR MISUSE OF FUND INFORMATION................................................................16
5.8      BLACKOUT PERIODS - FUND TRADES..........................................................................16
5.9      PRIOR KNOWLEDGE.........................................................................................17
5.10     SERVING ON BOARDS OF DIRECTORS OR TRUSTEES..............................................................17
5.11     EXCESSIVE TRADING AND MARKET TIMING.....................................................................19
5.12     INDEPENDENT DIRECTORS...................................................................................19
5.13     RESTRICTIONS ON INVESTMENT CLUBS........................................................................20
5.14     DISCLOSURE OF PERSONAL INTERESTS........................................................................20
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6     PROHIBITIONS ON GIVING/RECEIVING GIFTS; POLITICAL AND CHARITABLE CONTRIBUTIONS.............................21

7     REVIEW, REPORTING, EDUCATION AND SANCTIONS.................................................................22

7.1      MANAGEMENT REVIEW OF INVESTMENT PERSONNEL' S TRADING ACTIVITY...........................................22
7.2      COMPLIANCE REVIEW OF REPORTS AND TRADING ACTIVITY, AND THIS CODE OF ETHICS..............................22
7.3      SELF-DISCOVERY AND REPORTING............................................................................23
7.4      EDUCATION...............................................................................................23
7.5      SANCTIONS...............................................................................................23
7.6      FACTORS FOR CONSIDERATION...............................................................................24
7.7      REPORTING OF VIOLATIONS.................................................................................24

8     DEFINITIONS................................................................................................24

8.1      1933 ACT................................................................................................24
8.2      1934 ACT................................................................................................24
8.3      1940 ACT................................................................................................25
8.4      ACCESS PERSON...........................................................................................25
8.5      ADVISER.................................................................................................25
8.6      ADVISERS ACT............................................................................................25
8.7      ASSOCIATED PROCEDURES...................................................................................25
8.8      AUTOMATIC INVESTMENT PLAN...............................................................................25
8.9      BENEFICIAL OWNERSHIP....................................................................................26
8.10     BOARD...................................................................................................26
8.11     CODE....................................................................................................26
8.12     COMPLIANCE COMMITTEE....................................................................................26
8.13     COMPLIANCE DEPARTMENT...................................................................................26
8.14     CONTROL.................................................................................................26
8.15     COVERED SECURITY........................................................................................26
8.16     FEDERAL SECURITIES LAWS.................................................................................27
8.17     FEDERATED...............................................................................................27
8.18     FUND....................................................................................................27
8.19     INDEPENDENT DIRECTOR....................................................................................27
8.20     INFLUENCE...............................................................................................27
8.21     INITIAL PUBLIC OFFERING.................................................................................28
8.22     INVESTMENT PERSON; INVESTMENT PERSONNEL.................................................................28
8.23     PRIVATE PLACEMENT.......................................................................................28
8.24     PURCHASE OR SALE........................................................................................28
8.25     REPORTABLE FUND.........................................................................................28
8.26     SEC.....................................................................................................29
8.27     SECURITY................................................................................................29
8.28     SUPERVISED PERSON.......................................................................................29
8.29     UNDERWRITER.............................................................................................29
8.30     VENDOR..................................................................................................29


                                                            ADDENDUM
              Access Persons Procedures.........................................................................A-1
              Compliance Department Procedures..................................................................B-1
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              CODE OF ETHICS FOR ACCESS PERSONS

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INTRODUCTION
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              This Code sets forth standards of conduct and professionalism that apply to all persons designated as Access Persons by the Compliance Department. This Code was designed and established, and will be maintained and enforced, to protect Federated's clients
              (or Funds) by deterring misconduct and to guard against violations of the Federal Securities Laws. This Code reinforces the value that Federated places on ethical conduct. Each Access Person must comply with this Code and uphold Federated's ethical standards at all times. Each Access Person also is responsible for ensuring that spouses, children and others residing in the same household do not violate applicable provisions of this Code.

              It is Federated's policy that business must be conducted in accordance with the highest fiduciary, legal and ethical standards. Federated's reputation for integrity is its most important asset and each Access Person must contribute to the care and preservation of that asset. This reputation for integrity is the cornerstone of the public's faith and trust in Federated; it is what provides Federated an opportunity to serve investors, shareholders and other stakeholders. A single Access Person's misconduct can damage Federated's hard-earned reputation.

              This Code sets forth the fiduciary, legal and ethical requirements and certain "best practices" that must be satisfied to comply with this Code. This Code also establishes procedures that Access Persons must follow in order to comply with this Code.

              Key terms are defined in Section 8 of this Code.

              ACCESS PERSONS. Access Persons are defined under Section 8.4 of this Code and include:

              (a) Designated employees of Federated, including those who work for any subsidiary that is an Adviser, an Underwriter for funds and employees of certain other subsidiaries;

              (b)     Independent Directors of a fund;

              (c) Designated officers of Federated funds or proprietary funds who are not employed by Federated. (e.g., designated outside counsel who serve as secretary to one or more funds); and

              (d)     All INVESTMENT PERSONNEL;

              (e) Any other individual designated by the Compliance Department. This may include a Federated employee or a temporary hire, vendor, service provider or other third party employee.

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              APPLICATION TO ACCESS PERSONS. This Code applies only to those individuals specified above, designated as Access Persons under this Code. Please note that certain requirements of this Code apply to Access Persons, while others may only apply to Investment Persons.

              APPLICATION TO HOUSEHOLD MEMBERS. As noted above, each Access Person also is responsible for assuring that spouses, children or any others residing in the same household do not violate the provisions of this Code that are applicable to the Access Person (even if certain provisions of this Code do not specifically reference household members). See the definitions of "Access Person" and "Investment Personnel" in Section 8 of this Code for further information.

              This Code also applies to accounts or holdings for persons outside the household, over which the Access Person has investment discretion, influence or control.

              QUESTIONS. All Access Persons are obligated to read the requirements of this Code carefully. If you have any questions regarding how this Code applies to any conduct or practice, please contact the Compliance Department. When in doubt, an Access Person should ask before taking any action.

              COMPLIANCE WITH OTHER REQUIREMENTS STILL REQUIRED. This Code supersedes prior versions of this Code. This Code does not supersede, or relieve an Access Person from complying with applicable laws or with other Federated standards and corporate and departmental policies or procedures which can be found on Federated's internal website. A violation of any of these policies or procedures by an Access Person may, depending upon the circumstances, also constitute a violation of this Code.

              SANCTIONS FOR VIOLATIONS OF THIS CODE. Federated intends to enforce the provisions of this Code vigorously. A violation of this Code may subject an Access Person to sanctions as set forth in Section 7 below, and possible civil and criminal liability.

              ADOPTION. Pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act (as applicable), this Code has been adopted on behalf of each investment company that is served by the Board of Directors of the Federated funds, Federated's Advisers and Federated's Underwriters.

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1     RESPONSIBILITIES
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       1.1    GENERAL PRINCIPLES

              The following general principles govern all conduct of Access Persons, whether or not the conduct also is covered by more specific standards or procedures set forth below.

              (a)     Fiduciary Principles

                      Each Access Person must:

                     (i) place the Funds' interests ahead of his or her personal interests;


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                     (ii)   disclose and, where possible, avoid conflicts of
                            interest (actual or potential) and the appearance of any conflict with the Funds or any other party;

                     (iii) conduct his or her personal transactions in a manner, which is consistent with this Code and which does not interfere with Fund portfolio transactions or otherwise take unfair or inappropriate advantage of his or her position or relationship to a Fund or any other party;

                     (iv) not show inappropriate favoritism of one Fund over another Fund in a manner that would constitute a breach of fiduciary duty;

                     (v) not accept or offer inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence decision-making by either Federated, an Adviser, a Fund or any other party;

                     (vi) safeguard material nonpublic Fund information and control its dissemination in a manner consistent with Federated's policies and applicable legal requirements; and

                     (vii) otherwise act in good faith, in an open, honest, non-misleading, professional and unbiased manner, with integrity, and in a manner that instills trust and confidence and promotes independence in the investment decision-making process, in each aspect of the Access Person's professional activities and business (including, without limitation, in all disclosures, advertisements and other communications, and dealings, with Funds, shareholders and accountholders).

                     For example, an Access Person's failure to recommend or purchase a Covered Security for the Fund in order to purchase the Covered Security for the Access Person's personal benefit may be considered a violation of this Code.

              (b)    Legal Principles

                     In addition to complying with the above fiduciary principles, each Access Person must comply with State and Federal securities laws, rules and regulations. If you have questions concerning complying with applicable law, contact the Compliance Department or Federated's General Counsel.

       1.2    COMPLIANCE WITH THIS CODE IS A CONDITION OF EMPLOYMENT

              Every Access Person must adhere to the general principles set forth in Section 1.1 above, and comply with the specific provisions and Associated Procedures of this Code and the spirit of those provisions. Literal compliance with specific provisions will not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty or of violation of applicable legal requirements.


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       1.3    PERSONAL RESPONSIBILITY

              It is the responsibility of each Access Person to take all steps necessary before executing a personal trade, or taking other action, to verify that the trade or other action is in compliance with the provisions and intent of this Code.

       1.4    PERCEIVED AMBIGUITY SHALL NOT EXCUSE VIOLATIONS

              Any Access Person who believes a particular provision of this Code is ambiguous is required to contact the Compliance Department for a determination prior to executing a transaction or taking other action subject to that provision.

       1.5    PRECLEARANCE DOES NOT PROTECT WRONGDOING

              Receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

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2     REPORTING REQUIREMENTS
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      The Reporting Requirements in Sections 2.1, 2.2, and 2.3 of this Code apply to Access Persons and their household members (generally including members of the immediate family sharing the same household, e.g., a spouse and unemancipated children) and certain partnerships, trusts, corporations or other similar arrangements. Access Persons should contact the Chief Compliance Officer for further clarification if they have questions regarding the application of this Code.

      Every Access Person must report (1) all Covered Securities in which the Access Person or members of his or her household have direct or indirect investment discretion, influence or control (either for the benefit of the Access Person or for any other party), (2) all transactions in those Covered Securities, and (3) all accounts in which any Covered Securities are held. An Access Person is deemed to have influence or control over a discretionary account as described in Section 4.2.

      NOTE: All information provided by the Access Person must be current as of a date no more than 45 days before the report is required to be submitted. Failure to provide that information within the time specified (if it is not being provided directly to Compliance by the financial institution or other party) shall be deemed a violation of the Code and SEC Rules.

      Covered Securities transactions of Access Persons will be reviewed for compliance with the provisions of this Code. A violation may result from either a single transaction or multiple transactions if the Compliance Department determines that the transaction(s) did not comply with provisions of this Code.

      Information relating to the holdings and personal trades of Access Persons will be shared with Senior Management of Federated from time to time for purposes of reviewing Access Person trading patterns and practices.

       2.1    INITIAL REPORTING REQUIREMENTS

              Within ten (10) calendar days of becoming an Access Person, the Access Person is required to submit to the Compliance Department, a holdings report including:


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              (a)     The full security name and description (i.e., type),
                      CUSIP, SEDOL or exchange ticker symbol, number of shares and principal amount of each Covered Security held in any form, (e.g., brokerage/bank accounts, registered holdings, physical certificates, etc.) in any location, in which the Access Person or household member had any direct or indirect investment discretion, influence or control, including, without limitation, those shares of Federated funds included under this Code's definition of "Covered Security,"

              (b) All investment accounts with a financial institution or intermediary, including the name and address of any broker, dealer, bank or other financial institution holding any Securities in which the Access Person or members of his or her household have any direct or indirect investment discretion, influence or control, and the account numbers (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator);

              (c)     The date the Access Person submits the report.

              The Compliance Department will direct the broker, dealer, bank or other financial institution maintaining each account to provide duplicate confirmations of all transactions and account statements directly to the attention of the Compliance Department, in a timely fashion. The Compliance Department also will obtain reports on accounts held directly with Federated's Transfer Agent or 401k Plan Administrator. Each Access Person must assure that such information is received.

       2.2    QUARTERLY REPORTING REQUIREMENTS

              By the date specified by the Compliance Department (but in no event later than thirty (30) calendar days after the end of the calendar quarter) every Access Person must review the information recorded by the Compliance Department relating to his or her personal accounts (discretionary and non-discretionary) and all transactions in any Covered Securities, regardless of the form in which such securities are held, (e.g., brokerage/bank accounts, registered holdings, physical certificates, etc.), and each Access Person must complete and submit to the Compliance Department a quarterly Securities transaction report, using TradeComply where available, to:

              (a) Identify and confirm that all Covered Security transactions during the previous calendar quarter in all accounts in which the Access Person or household members have a direct or indirect investment discretion, influence or control, have been reported, including, without limitation, transactions in Federated funds included under this Code's definition of "Covered Security" that are held in accounts with a financial institution or intermediary (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator);

              (b) Identify and confirm that all investment account information has been reported, including any new investment account(s) established during the quarter with broker-dealers, banks or other financial institutions holding any Securities in which the Access Person or members of his or her household have any direct or indirect investment discretion, influence or control, along with the name and address of the intermediary, the date the account was established and account number;


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              (c)     Resolve any discrepancies identified with the Compliance
                      Department; and

              (d) Record an electronic signature and date on TradeComply or other process approved by the Compliance Department.

              The information required in Section 2.2(a) above shall include at least the following information about each transaction involving a Covered Security in which the Access Person or household member had, or as a result of a transaction acquired, any direct or indirect investment discretion, influence or control: (1) the date of the transaction, (2) the full security name, description (i.e., type), CUSIP, SEDOL or exchange ticker symbol, interest rate, maturity date, number of shares and principal amount of each Covered Security held, (3) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),
              (4) the price of the Security at which the transaction was effected, and (5) the name of the broker, dealer, bank or other financial institution with or through which the transaction was effected.

              An Access Person need not submit a quarterly Securities transactions report to the extent that the report would duplicate information contained in broker trade confirmations or account statements delivered to Federated so long as trade confirmations or account statements are received by the Compliance Department no later than 25 days after the end of the applicable calendar quarter.

       2.3    ANNUAL REPORTING REQUIREMENTS

              On an annual basis and by the date specified by the Compliance Department (but in no event later than thirty (30) calendar days after a request) from the Compliance Department, every Access Person is required to provide a written acknowledgment (1) that he or she is subject to, has received a copy of and read this Code, and (2) of his or her understanding of and compliance with this Code, its requirements and Associated Procedures. At the same time, the Access Person must review a current list of Covered Securities held in the Access Person's account(s), as recorded by the Compliance Department, for accuracy, and complete and submit to the Compliance Department an annual report using TradeComply to:

              (a) Identify and confirm all Covered Securities held in any form (e.g., brokerage/bank accounts, registered holdings, physical certificates, etc.) in any location, in which the Access Person or household member had any direct or indirect investment discretion, influence or control, including the full security name and description (i.e., type), CUSIP, SEDOL or exchange ticker symbol, number of shares and principal amount of each Covered Security held, including, without limitation, those shares of Federated funds included under this Code's definition of "Covered Security," that are held in accounts with a financial institution or intermediary (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator);

              (b) Resolve any discrepancies with the Compliance Department, and

              (c) Record an electronic signature and date on TradeComply or other process approved by the Compliance Department.


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       2.4    INDEPENDENT DIRECTORS

              Independent Directors must report all holdings and transactions in shares of Federated funds included under this Code's definition of "Covered Security" that are held in accounts with a broker-dealer, bank or other financial institution or intermediary (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator).

              Except for holdings and transactions involving Federated funds, an Independent Director (unless previously identified by the Compliance Department as being an Access Person who cannot take advantage of this Section) is exempt from all other reporting requirements so long as, at the time of a personal transaction in a Covered Security, such Independent Director neither knew nor, in the ordinary course of fulfilling his or her official duties as a fund director, should have known that during the 15-day period immediately before or after the director's transaction that the Covered Security was purchased or sold by the Fund, or considered for Purchase or Sale.

              Any Independent Director who is identified by the Compliance Department as being an Access Person who cannot take advantage of this Section must comply with all reporting requirements applicable to Access Persons set forth in this Code or its Associated Procedures.


       2.5    NON-FEDERATED OFFICERS OF FEDERATED FUNDS OR PROPRIETARY CLIENT
              FUNDS

              (a) Non-Federated personnel serving as officers of a fund who are specifically designated as Access Persons subject to this provision shall be so notified by the Compliance Department and shall be deemed to be Access Persons.

              (b) Such specially designated Access Persons shall be subject to all provisions under this Code applicable to Access Persons (as applicable), except that only the following provisions apply:

                      Section 1     Responsibilities

                      Section 2     Reporting Requirements

                      Section 4.1   Exempt Securities

                      Section 4.2   Discretionary Accounts

                      Section 5.1   General Prohibitions

                      Section 5.2   Equity Initial Public Offerings (IPOs) are
                                      Prohibited

                      Section 5.3   Private Placements Require Prior Compliance
                                      Approval

                      Section 5.5   Minimum Holding Period - Designated
                                      Federated Funds

                      Section 5.6   Prohibition on Insider Trading

                      Section 5.7   Disclosure or Misuse of Fund Information

                      Section 5.9   Prior Knowledge


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                      Section 5.11  Excessive Trading and Market Timing

                      Section 5.13  Restrictions on Investment Clubs

                      Section 5.14  Disclosure of Personal Interests

                      Section 6     Prohibitions on Giving/Receiving Gifts;
                                      Political and Charitable Contributions

                      Section 7     Review, Reporting, Education and Sanctions

                      Section 8     Definitions

              (c) Each specially designated Access Person must notify the Compliance Department of any positions held on the Board of Directors of any publicly held company and any "for-profit" private company. In the event that the Access Person, thereafter, should be advised of an issue relating to any such company, the Access Person must recuse himself or herself from any discussion or consideration of such issues.

              (d) Violations of this Code and/or suspicious trading activity shall be reported by the Compliance Department to the Senior Manager of such Access Person. A report by the employer of the steps taken in response to the issues raised shall be requested by the Compliance Department and reported to Federated management, and, in the case of a personal transaction that conflicts with a mutual fund transaction, the fund's Audit Committee and, ultimately, the fund's Board of Directors.

       2.6 ACCESS PERSONS ACKNOWLEDGMENTS OF RECEIPT OF CODE OF ETHICS AND AMENDMENTS

              (a) The Compliance Department shall provide each Access Person with a copy of this Code annually. The Compliance Department also shall provide each Access Person with a copy of any amendment to this Code promptly after such amendments are adopted (and, to the extent possible, prior to their effectiveness).

              (b) After receiving the copy of this Code or an amendment to this Code, each Access Person is required to provide the Compliance Department, within the time period prescribed by the Compliance Department, a written or electronic acknowledgment (1) that he or she has received and read this Code or such amendment, and (2) of his or her understanding of and compliance with this Code or such amendment, its requirements and any Associated Procedures.

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3     PRECLEARANCE REQUIREMENTS
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       3.1    PRECLEARANCE OF TRADES

              Unless subject to a preclearance exception, all Access Persons must preclear every Purchase or Sale of a Covered Security in which the Access Person or member of his or her household has any investment discretion, influence or control (including, without limitation, transactions in pension or profit-sharing plans, Equity Initial Public Offerings (IPOs) (to the extent approved as satisfying the limited exceptions in Sections 5.2(a) or (b) to the general prohibition), and Private Placements), in accordance with the Associated Procedures governing preclearance.


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              (a)     All Private Placement securities must be precleared by
                      contacting the Compliance Department;

              (b) All other Covered Securities must be precleared using TradeComply;

              (c) Access Persons without access to TradeComply must contact the Compliance Department for assistance in preclearing transactions on their behalf.

       3.2    DURATION AND REVOCATION

              Preclearance approval remains in effect until the end of the following business day. Preclearance approval may be revoked at any time upon notification of revocation being provided by the Compliance Department. Any revocation shall not affect any transaction made prior to such revocation notice being delivered during a time when the preclearance approval was effective.

       3.3    PRECLEARANCE DOES NOT PROTECT WRONGDOING

              Preclearance approval and the receipt of express prior preclearance approval does not exempt an Access Person from the prohibitions outlined in this Code.

       3.4    EXCEPTIONS

              Preclearance requirements do not apply to:

              (a) Shares of any registered open end investment companies, including, without limitation, Federated funds included under this Code's definition of "Covered Security" (note that this exception does not apply to ETFs; all ETF transactions must be precleared);

              (b) Involuntary purchases or sales, including mandatory corporate actions (e.g. corporate mergers, exchanges);

              (c) Automatic Investment Plans, including, without limitation, dividend reinvestment plans; or automatic payroll deduction plan purchases that are either (a) made solely with the dividend proceeds, or (b) whereby an employee purchases Securities issued by an employer;

              (d) Exercise of rights to purchase and any sales of such rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer;

              (e) Exercise of rights to tender Securities when an offer is made on a pro rata basis to all holders of a class of Covered Securities;

              (f)     Gifts or charitable donations of a Covered Security;


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              (g)     Purchases or sales in discretionary accounts (as outlined
                      in Section 4.2) and/or purchases or sales in other accounts over which the Access Person or household member had or has no investment discretion, influence or control.

              (h) Purchases and sales of Covered Securities executed by an Independent Director.

              NOTE: Notwithstanding anything in this Section to the contrary, Equity Initial Public Offerings (IPOs) (to the extent approved as satisfying the limited exceptions in Sections 5.2(a) or (b) to the general prohibition) and Private Placements shall in no event be exempt from the preclearance requirements.

       3.5    EXCEPTION FOR EMPLOYEE STOCK OPTIONS OF A PREVIOUS EMPLOYER

              Subject to the conditions indicated, an Access Person or Investment Person may exercise employee stock options for Securities of a previous employer, as follows:

              (a) Access Persons and Investment Persons who are not also Portfolio Managers, Traders or Research Analysts may exercise employee stock options for Securities of a previous employer for cash or in a cashless exercise and hold the stock thereafter without preclearance or restriction that would otherwise be imposed by concurrent fund transactions, but must report the Securities when exercised.

              (b) Investment Persons who are Portfolio Managers, Traders or Research Analysts may exercise such an employee stock option for cash or in a cashless exercise and hold the stock thereafter, without restriction that would otherwise be imposed by concurrent fund transactions after requesting and receiving in writing a determination by the Compliance Department that no material conflict of interest exists.

              (c) A cashless exercise of employee stock options of a previous employer may occur without regard to the 60-day rule.

              (d) All such exception provisions for the exercise of employee stock options shall be conditioned on:

                      (i) Access Persons and Investment Personnel who are not Portfolio Managers, Traders or Research Analysts must notify the Compliance Department of the exercise of any employee stock options within five business days.

                      (ii) Investment Personnel who are Portfolio Managers, Traders or Research Analysts must request a determination in writing by the Compliance Department that no apparent material conflict of interest exists prior to the exercise of any employee stock options and may not proceed with the exercise until such determination is received.

                      (iii) Approval of any such exercise shall be conditioned on full disclosure to the Compliance Department of all communications concerning that Security within Federated by the Access Person or Investment Person during the seven days prior to the exercise of an employee stock option.

                      (iv) Any apparent conflict of interest that is identified by the Compliance Department, before or after an exercise of employer stock options shall be reported to the President of the Advisory Companies and the Chief Executive Officer of Federated Investors, Inc., and investigated further for determination as to whether a violation has occurred.

       3.6    FEDERATED STOCK AND OPTIONS TRADING

              (a) All Federated employees are prohibited from trading Federated stock during announced blackout periods.

              (b) All Federated employees are prohibited from short selling Federated stock.

              (c) All Federated employees are further prohibited from options trading on Federated stock or purchasing Federated stock on margin without Compliance Committee approval.

              Note: Employees should refer to the Federated Policy on Trading and Confidentiality for additional details.

       3.7    MICRO CAP TRANSACTIONS

              All significant micro cap holdings of Access Persons (defined as any equity securities having a market capitalization below the Small Cap breakpoint or minimum as measured and published from time to time by Morningstar Direct) will be monitored and compared to Fund holdings for any appearance of conflicts of interest. The Compliance Department will review this information with the CIO - Global Equity to identify any holdings that might require special preclearance and may impose a 90-day blackout or holding period from the date of the last Fund trade in such security. These additional requirements will be communicated to and discussed with each affected Access Person as they are identified.

--------------------------------------------------------------------------------
4     EXEMPT TRANSACTIONS
--------------------------------------------------------------------------------

       4.1    EXEMPT SECURITIES

              Unless otherwise specified within this Code, purchases or sales of the following Securities are not subject to the Preclearance (Section 3) or Prohibitions and Restrictions (Section 5) sections of this Code:

              (a) Direct obligations of the Government of the United States and U. S. Government Agencies;

              (b)    Bankers' acceptances;

              (c)    Bank certificates of deposit;

              (d)    Commercial paper;

              (e) High quality short-term debt instruments(1), including, without limitation, repurchase agreements; and

              (f) Shares of those registered open-end investment companies that are not included under this Code's definition of "Covered Security".

              NOTE: Specified provisions of this Code are applicable to investment in Federated funds included under this Code's definition of "Covered Security".


       4.2    DISCRETIONARY ACCOUNTS

              Discretionary accounts over which the Access Person (or household member) has no investment discretion, but over which the Access Person retains control to designate an investment manager, are not subject to preclearance requirements (Section 3), prohibition of short-term profits (Section 5.4) or blackout periods caused by fund transactions (Section 5.8), but retain the prohibition on trading Federated stock (Section 3.6), Equity Initial Public Offerings (IPOs) (Section 5.2), the limitations of Private Placements (Section 5.3), and minimum holding period (Section 5.5) specified in this Code and are subject to all reporting requirements (Section 2).

              It is the Access Person's responsibility to notify his or her broker or manager of these restrictions and limitations.

              Access Persons establishing discretionary accounts and the individuals accepting discretionary authority over such accounts are required to acknowledge, in writing, their understanding and acceptance of the restrictions applicable to such accounts. Access Persons must provide information relating to the investment objective and any restrictions placed on his or her (or household member's) discretionary account(s) and any changes made to those objectives or restrictions to the Compliance Department.

--------------------------------------------------------------------------------
5     PROHIBITIONS AND RESTRICTIONS
--------------------------------------------------------------------------------

       5.1    GENERAL PROHIBITIONS

              Every Access Person is prohibited from:

              (a) Employing any device, scheme or artifice to defraud the Fund;

              (b) Making any untrue statement of a material fact to the Fund or omitting to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

----------------------
(1) The SEC has interpreted "high quality short-term debt instruments" to mean any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality. Personal Investment Activities of Investment Company Personnel and Codes of Ethics of Investment Companies and Their Investment Advisers and Principal Underwriters, Investment Company Act Release No. 21341 (Sept. 8, 1995) [60 FR 47844 (Sept. 14, 1995)] (proposing amendments to rule 17j-1) at note 66.This definition is repeated in the footnotes to the adopting and proposing releases for the Adviser's Code of Ethics requirement under Rule 204A-1.

                  (c) Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

                  (d) Engaging in any manipulative practice with respect to the Fund.

                        Examples: Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

                        Without limiting the foregoing:

                        (i) Each Access Person is prohibited from usurping investment or other business opportunities of a Fund for personal benefit (or for the inappropriate benefit of Federated). Each Access Person owes a duty to the Funds to advance the Funds' legitimate interests when the opportunity to do so arises. This duty of loyalty is violated if an Access Person personally profits (or allows Federated to inappropriately profit) from an investment or other business opportunity that rightfully belongs to a Fund. This problem could arise, for example, if an Access Person becomes aware through the use of Federated or Fund property, information or relationships of an investment opportunity (either a loan or equity transaction) in which the Fund is or may be interested, and then participates in the transaction personally or informs others of the opportunity before offering it to the Fund. An Access Person is prohibited from using Federated or Fund property, information or relationships for personal gain (or for the inappropriate gain of Federated);

                         (ii) Each Access Person is prohibited from taking
                              inappropriate or unfair advantage of his or her relationship with a Fund or a Vendor. Under this duty of fair dealing, no Access Person should take advantage of a Fund or a Vendor, or another person or entity, through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice. All business conducted on behalf of Federated is to be done with integrity and high fiduciary, legal and ethical business standards;

                        (iii) Each Access Person is prohibited from
                              misappropriating Federated or Fund assets; and

                         (iv) Each Access Person is prohibited from taking any
                              action to fraudulently influence, control, coerce, manipulate or mislead any independent accountants engaged in the performance of an audit of Federated's or a Fund's financial statements for the purpose of rendering such financial statements materially misleading.

              (Any Access Person who is a director, officer or employee of Federated should also refer to the "Corporate Opportunities," "Fair Dealing," "Protection and Proper Use of Company Assets" and "Improper Influence on the Conduct of Audits" requirements in Federated's Code of Business Conduct and Ethics. If you have questions concerning the duty of loyalty, the duty of fair dealing, use of assets or conduct of audits, contact the Compliance Department or Federated's General Counsel.)

       5.2    EQUITY INITIAL PUBLIC OFFERINGS (IPOS) ARE PROHIBITED

              Access Persons may not directly or indirectly acquire Beneficial Ownership or exercise investment discretion, influence or control in any equity Security in an Initial Public Offering (IPO) without prior approval. Exceptions may be approved in the following instances:

              (a) Initial Public Offerings (IPOs) relating to Securities of the employer of a spouse, when offered to all employees at the spouse's level, or the demutualization of insurance companies, banks or savings and loans, if the Access Person owned a policy or held such a prior interest or relationship in or with the issuer, are allowed, and

              (b) Initial offering of diversified investment funds, including, without limitation, closed-end funds and unit investment trusts (or "UITs") are allowed.

              All such exceptions require reporting and preclearance approval in accordance with the provisions of Sections 2 and 3 above.

              Initial public offerings in fixed income securities are permitted, however no Access Person will be allowed to invest in a fixed income Security during a blackout period caused by a Fund trade.

       5.3    PRIVATE PLACEMENTS REQUIRE PRIOR COMPLIANCE APPROVAL

              Access Persons may not directly or indirectly acquire Beneficial Ownership or exercise investment discretion, influence or control in any Private Placement Security without prior approval. Any such transaction requires reporting and preclearance approval directly from the Compliance Department. No Access Person will be allowed to invest in a Private Placement Security in which a Fund has an investment or contemplates participation.

              If an Investment Person receives prior approval and acquires a Private Placement, Security the Investment Person must disclose this investment to the Chief Investment Officer (or the Chief Investment Officer's designee) before the Investment Person may participate in any subsequent consideration of any potential investment by a Fund in the issuer of that Security.

              Following a purchase by an Investment Person in an approved personal transaction, any purchase by a Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by the Compliance Department.

       5.4    PROHIBITION OF SHORT-TERM PROFITS - 60 DAY RULE - INDIVIDUAL
              SECURITIES

              As a general rule, personal Securities transactions of Access Persons should be for long-term investment purposes and should not be initiated for short-term profits. Profits realized on the sale of an individual Security held less than 60 days must be disgorged.

              (a) When a new purchase results in multiple lots of a Security held in personal portfolios, no lot of the same Security may be sold within 60 days if sale of any lot of the Security would result in a gain.

              (b) Similarly, no Security may be purchased within 60 days of the sale of the same Security, unless the Security is purchased at a price greater than the price of any sale of the Security within the prior 60 days.

       5.5    MINIMUM HOLDING PERIOD - DESIGNATED FEDERATED FUNDS

              Any holding of Federated funds designated as "Covered Securities" under this Code and which, according to its prospectus is subject to monitoring for Frequent Trading, will be required to be held for a minimum time period before it may be sold. In addition, the frequency in which an Access Person may adjust the asset allocation among those Federated funds is restricted. The following conditions apply:

              (a) The minimum required holding period for Federated funds subject to monitoring for Frequent Trading is 60 days, unless the particular fund has a redemption fee provision lasting for a longer period, in which case the minimum holding period will be the same as the redemption fee period. Holding periods will be measured for fund transactions on a "first in, first out" (FIFO) accounting basis.

              (b) Asset allocation adjustments (transfers between or re-balancing) to investments in Federated funds subject to monitoring for Frequent Trading may be made no more frequently than once every 31 days by each Access Person.

              (c) Systematic purchases (periodic contributions or 401k deferrals) or systematic or periodic withdrawals, that are part of a regular pattern, as determined by the Compliance Department, will generally not trigger a holding period violation. Similarly, required income distributions by a trust, minimum required individual retirement account (IRA) distributions and 529 Plan distributions for education expenses will not generally trigger a holding period violation.

              (d) The Compliance Department shall be authorized to grant further exception from the required holding period in cases of exceptional hardship that could not be reasonably foreseen by an Access Person.

       5.6    PROHIBITION ON INSIDER TRADING

              Use of material, non-public information about any issuer of Securities by an Access Person is prohibited, regardless of whether such Securities are held by or have been recommended for any Fund. "Material non-public information" relates not only to issuers, but also includes, without limitation, an Adviser's Securities recommendations and Fund Securities holdings and transactions.

              (See the Federated "Policy on Trading and Confidentiality" for more information. Also, any Access Person who is a director, officer or employee of Federated should also refer to the "Insider Trading" requirements in Federated's Code of Business Conduct and Ethics. If you have questions concerning insider trading issues, contact the Compliance Department or Federated's General Counsel.)

       5.7    DISCLOSURE OR MISUSE OF FUND INFORMATION

              Selective disclosure to third parties or misuse of any material, nonpublic Fund-related information by an access person is prohibited. No portfolio holdings or any other material, nonpublic information regarding a Fund may be disclosed, unless the same data is posted on the public website for other investors or is otherwise publicly available on a simultaneous basis. "Material" information is defined as any Fund-related information that might be expected to impact an investor's decision to buy, sell or hold a Fund or Security, and may include, without limitation, holdings, trading strategies, pending transactions, performance or performance attribution, duration, yields or other key statistics. Requests for public disclosure of previously undisclosed information or to release information on a more frequent schedule must be approved by the President of the Advisory Companies and the Chief Compliance Officer.

              The Purchase or Sale of Federated fund shares based on material, nonpublic information about the fund's portfolio is similarly prohibited.

              (See the Federated "Fund Information Disclosure Policy" for more information. Also, any Access Person who is a director, officer or employee of Federated should also refer to the "Confidentiality" requirements in Federated's Code of Business Conduct and Ethics. If you have questions concerning disclosure or misuse of Fund information, contact the Compliance Department or Federated's General Counsel.

       5.8    BLACKOUT PERIODS - FUND TRADES

              Portfolio Managers and Research Analysts identified as serving a Fund or group of Fund(s) are prohibited from purchasing or selling any Covered Security for which there is an open "buy" or "sell" order or any Covered Security that has been purchased or sold by those Fund(s) in any amount within seven (7) calendar days before or after the Fund purchases or sells that Security. All such transactions will trigger a blackout period. This provision supersedes any prior preclearance.

              Investment Personnel who are not among the Portfolio Managers and Research Analysts identified as serving the Fund(s), as provided above, may not purchase or sell a Covered Security within seven
              (7) calendar days after one or more Funds have open "buy" or "sell" orders and/or purchases or sells in the same Covered Security in an amount sufficient to trigger a blackout period, subject to any prior preclearance.

              All other Access Persons may not purchase or sell a Covered Security on any day during which one or more Funds have open "buy" or "sell" orders and/or purchases or sells the same Covered Security in an amount sufficient to trigger a blackout period, subject to any prior preclearance.

              NOTE: For purposes of administering this Section, all MDT employees shall be considered Investment Personnel, but generally no MDT employees shall be considered portfolio managers, traders or research analysts.

              The Compliance Department shall have discretion in determining the methodology by which blackout periods are calculated.

       5.9    PRIOR KNOWLEDGE

              No Access Person may execute a personal transaction, directly or indirectly, in any Covered Security and no prior preclearance will apply, when he or she knows, or should have known, that the Covered Security is being:

              (a)     Considered for Purchase or Sale by the Fund; or

              (b)     Purchased or sold by the Fund.

       5.10   SERVING ON BOARDS OF DIRECTORS OR TRUSTEES

              This Section applies to Access Persons, but not any household members of such Access Persons.

              While serving the community is a worthy objective, a director or trustee of any organization has access to sensitive information and charts the course of that entity. Federated must take safeguards to shield Federated and Access Persons (including, without limitation, Investment Personnel) from even the appearance of impropriety. To that end:

              (a) All Access Persons are prohibited from serving on the boards of directors or trustees of any organization (whether "for profit," "not for profit," "charitable" or otherwise) unless written approval is granted by the Compliance Committee.

              (b) All Access Persons must notify the Chief Compliance Officer in writing (by completing the Non-Federated Business or Board Activity request form) of any boards on which such Access Person serves in compliance with this
                      Section: (1) initially upon becoming an Access Person or,
                      (2) before they accept and begin to serve on another board, and/or (3) upon resigning from any board.

              (c) If approval to serve as a director of an organization is granted, an Access Person has an affirmative duty to (1) recuse himself or herself from participating in any deliberations inside Federated regarding such organization, and (2) not share non-public information of such organization with any Federated personnel (including, without limitation, any Investment Personnel).

              (d) The President of the Advisory Companies and all Investment Personnel reporting directly or indirectly to him are further prohibited from serving on the boards of directors of any publicly issued or privately held issuer of a Security (whether "for profit," "not for profit," "charitable" or otherwise) that is or may become an eligible investment for a Fund unless an exception is granted by the Compliance Committee pursuant to the following provisions:

                     (i) In the case of charitable and/or eleemosynary organizations only, if the organization has no securities outstanding or if all Chief Investment Officers confirm in writing that the securities of the issuer either are not qualified for investment by the funds or that adequate alternative investments are available, and the President of the Advisory Companies approves, then the Compliance Committee may approve service on the board by an Investment Person, subject to semi-annual confirmation by the Chief Investment Officers and approval by the President of the Advisory Companies that these conditions have not changed.

                     (ii) In the instances specified in Paragraph d. (i) of this Section, above, the Compliance Department shall maintain the organization on the Funds Restricted List. Inclusion on the Restricted List shall make any security of the issuer an ineligible investment for the funds. The Compliance Department shall communicate the Restricted List to all Chief Investment Officers and the President of the Advisory Companies quarterly.

                     (iii) If an Investment Person, at the time of adoption of this amended provision of the Code or, in the case of a new hire, at the time of his or her employment, is serving on the board of a charitable or eleemosynary organization that has issued securities eligible for or owned by the funds, then the Investment Person shall recuse himself or herself from all discussions concerning possible investment by the funds in such security and may request that his or her current term on such board may be completed. The Compliance Committee may approve completion of terms under such circumstances if it deems the remaining term reasonable. Approval to continue a current term will not permit the Investment Person to begin another term on the board.

                     (iv) If a Security issued by a charitable or eleemosynary organization becomes an eligible investment for a Fund while an Investment Person is serving on such a board, the Investment Person shall be subject to the same terms as are provided in Paragraph (d)(iii) of this Section, above.

                     (v) If a Security issued by any organization that is not a charitable or eleemosynary organization becomes an eligible investment for a Fund after an Investment Person has begun serving on such a board, the Investment Person must immediately resign from such board and recuse himself or herself from all board matters.

              (e) If an Access Person serves on the board of a non-public organization, and the organization seeks to issue securities, such Access Person must, promptly after the company's intention to issue securities becomes public, take steps to notify the Chief Compliance Officer in writing. If an exception has not been reconfirmed under Paragraph (a) of this Section or if continued service would be prohibited under Paragraph (d) of this Section, as of the time when the organization's securities are first offered to the public, then the Access Person must immediately resign from such board and recuse himself or herself from all board matters.

              (f) Nothing in this Section limits or restricts service on the Board of Federated, its subsidiaries, Federated Funds, Proprietary Funds, or other funds administered by subsidiaries of Federated.

              NOTE: Any Access Person who is a director, officer or employee of Federated should also refer to the "Corporate Boards" requirements in Federated's Code of Business Conduct and Ethics.

       5.11   EXCESSIVE TRADING AND MARKET TIMING

              (a) Access Persons are strongly discouraged from trading excessively. This applies to both individual Securities and registered investment company Securities included under this Code's definition of "Covered Security." The Chief Investment Officers, the President of the Advisory Companies and the Chief Operating Officer - Trading will review the transaction volume of Investment Personnel on a monthly basis. The transaction volume of other Access Persons may be reviewed with other managers periodically.

              (b) Access Persons are prohibited from market timing. This includes, without limitation, entering into any agreement or arrangement to permit market timing by any fund, shareholder or accountholder or in any fund, or by any broker, dealer, bank or other financial institution, person or entity. Frequent or short-term trading into and out of funds can have adverse consequences for the funds, shareholders and accountholders who use the funds as long-term investment vehicles. Such trading in significant amounts can disrupt the funds' investment strategies (e.g., by requiring the funds to sell investments at inopportune times or maintain excessive short-term or cash positions to support redemptions or cash flow needs), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by or in respect of the funds. Such trading may also seek to profit by estimating changes in a fund's net asset value in advance of the time as of which net asset value is calculated.

       5.12   INDEPENDENT DIRECTORS

              Notwithstanding the other restrictions or exemptions provided under this Code, Independent Directors (other than Independent Directors identified by the Compliance Department as being Access Persons subject to additional provisions of this Code) and their household members are subject only to the following Code restrictions:

              Section 5.1   General Prohibitions

              Section 5.5   Minimum Holding Period - Designated Federated Funds

              Section 5.6   Prohibition on Insider Trading

              Section 5.7   Disclosure or Misuse of Fund Information

              Section 5.9   Prior Knowledge

              Section 5.11  Excessive Trading and Market Timing

              In order to monitor compliance with the above referenced Code provisions, Section 2.4 further requires Independent Directors to disclose holdings and transactions in certain Federated funds for themselves and their household members.

       5.13   RESTRICTIONS ON INVESTMENT CLUBS

              Investment Personnel who wish to participate in an investment club must request Chief Investment Officer approval prior to joining in the club activity. Names of other club members must be disclosed. The Chief Investment Officer shall notify the Compliance Department when such approval is granted.

              Access Persons will be deemed to have investment discretion, influence or control in any trade by the club. All investment club activity by any Access Person will require preclearance and must be reported by duplicate confirms and statements.

       5.14   DISCLOSURE OF PERSONAL INTERESTS

              All Access Persons (including, without limitation, Investment Personnel) are prohibited from:

              (a) Recommending, implementing or considering any Securities transaction for a Fund, or

              (b) Negotiating any agreement or otherwise arranging for any relationship with any Vendor,

              without having disclosed in writing to the Chief Investment Officer (in the case of Investment Personnel) (or another person designated by the Chief Investment Officer) (Chief Investment Officers shall disclose to the President of the Advisory Companies) or the Compliance Department (in the case of all other Access Persons):

                     (i) any material Beneficial Ownership, business or personal relationship, or other material interest, that the Access Person has in an issuer or its affiliates, or in a Vendor, or

                     (ii) other material conflict of interest that the Access Person has with an issuer or its affiliates or with a Vendor.

              If the Chief Investment Officer (or other designated person) or Compliance Department determines that the disclosed interest is a material conflict of interest, then the Access Person may not participate in (a) any decision-making process regarding the Securities of that issuer, or (b) any negotiations or discussions with any Vendor.

              In addition to the specific requirements above, each Access Person has the responsibility to use his or her best judgment to assess objectively whether there might be even the appearance of a conflict of interest or acting for reasons of personal gain (or the inappropriate gain of Federated to the detriment of a Fund, an issuer or its affiliates or a Vendor). If you have questions regarding disclosure of personal interests and conflicts of interest, contact the Compliance Department or Federated's General Counsel).

              NOTE: Refer also to the "Conflicts of Interest" and "Personal Financial Interests; Outside Business Interests" requirements in Federated's Code of Business Conduct and Ethics.

--------------------------------------------------------------------------------
6      PROHIBITIONS ON GIVING/RECEIVING GIFTS; POLITICAL AND CHARITABLE
       CONTRIBUTIONS
--------------------------------------------------------------------------------

       Access Persons are in a position of trust and must exercise great care to preserve their independence. As a general rule, no Access Person should ever receive, solicit, make or offer an inappropriate payment or anything of value in exchange for a decision involving Federated's, a Fund's or a Vendor's business. Decisions must be made in an unbiased manner. Bribery, kickbacks and other improper payments have no place in Federated's business.

       Without limiting the foregoing general principles:

              (a) Every Access Person is prohibited from giving, either individually or in the aggregate with all other Access Persons, or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any Fund, or other person or entity, from, to or through whom Fund purchases or sells Securities, or an issuer of Securities or its affiliates or a Vendor. For purposes of this Code, "de minimis value" is equal to $100 or less. This prohibition does not apply to:

                      (i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

                      (ii) meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

                      (iii) advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

                      (iv) the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

                      (v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

                      Note: Investment Personnel should also refer to the Investment Management Gift and Entertainment Policy and Procedures.

              (b) Every Access Person is prohibited from (i) making political or charitable contributions solely for the purpose of obtaining or retaining assets from, or advisory contracts or other business relationships with, federal, state, local or foreign governments or governmental agencies, or political subdivisions of any of them, or charitable organizations; and (ii) considering an Adviser's or Federated's current or anticipated business relationships as a factor in soliciting political or charitable donations.

      NOTE: Any Access Person who is a director, officer or employee of Federated should also refer to the "Payments and Gifts" requirements in Federated's Code of Business Conduct and Ethics. Any Access Persons who are subject to the Broker-Dealer Written Supervisory Policies and Procedures also should consult those procedures for additional guidance on the receipt of gifts and gratuities. If you have questions regarding the receipt of gifts or political and charitable contributions, contact the Compliance Department or Federated's General Counsel.

--------------------------------------------------------------------------------
7     REVIEW, REPORTING, EDUCATION AND SANCTIONS
--------------------------------------------------------------------------------

       7.1    MANAGEMENT REVIEW OF INVESTMENT PERSONNEL'S TRADING ACTIVITY

              The President of the Advisory Companies, the Chief Investment Officers, the Chief Operating Officer - Trading and such additional managers as the President of the Advisory Companies may designate will receive monthly reports of investment-related activity by Investment Personnel, such as preclearance requests, executed transactions and any other activity. Personal investment data will be reviewed to determine whether the transactions conflict with any Fund activity and whether the transactions appear appropriate and consistent with the position and responsibility of the Investment Person.


       7.2 COMPLIANCE REVIEW OF REPORTS AND TRADING ACTIVITY, AND THIS CODE OF ETHICS

              Federated's Compliance Department will review all initial holdings reports, confirmations, quarterly transaction reports, annual holdings reports and other reports and information required to be submitted under this Code to identify improper trading activity or patterns of trading, and to otherwise seek to verify compliance with this Code. Without limiting the foregoing, the Compliance Department will review personal trading activity and trading records to identify possible violations, including:

              (a) Delay in reporting individual investments or investment accounts;

              (b) Failure to report individual investments or investment accounts;

              (c)    Filing false or incomplete reports;

              (d)    Failure to preclear individual trades;

              (e)    Executing trades that violate provisions of this Code; and

              (f)    Failure to comply with the receipt of gifts provision.

              In addition, the review may also include (as applicable, and in the Compliance Department's discretion): (i) a comparison of personal trading to applicable restricted lists; (ii) an assessment of whether an Access Person is trading for his or her own account in the same Securities he or she is trading for Funds (and, if so, whether the Funds are receiving terms as favorable as the Access Person takes for himself or herself); (iii) an assessment of Access Person trading patterns for indications of abuse (including, without limitation, "market timing"); (iv) an analysis of any substantial disparities between the quality of performance an Access Person receives for his or her own account and that he or she receives for Funds; and (iv) an analysis of any substantial disparities between the percentage of personal trades that are profitable and the percentage that are profitable when he or she places trades for Funds.

              Federated's Compliance Department also will review this Code, and the implementation, effectiveness and enforcement of this Code, at least once annually or more frequently in response to material changes in legal requirements or business practices, as contemplated by Federated's written compliance program.

       7.3    SELF-DISCOVERY AND REPORTING

              (a) Each Access Person is required to report violations or suspected violations by any party of this Code promptly to the Compliance Department. If the person within the Compliance Department that receives the report is not the Chief Compliance Officer, that person must report all violations reported to the Chief Compliance Officer.

              (b) Immediate disclosure by an Access Person to the Compliance Department of a self-discovered violation and correction of that violation (including, without limitation, the immediate disgorging of any gain) will generally be treated as a violation to be recorded, but not as a material violation, if the Access Person has not benefited by the transaction and the Compliance Department determines that the violation was not intentional.

              (c) It is Federated's policy that retaliation against Access Persons who report actual or suspected violations of this Code is prohibited. Any actual or attempted retaliation will be treated as a separate violation of this Code, which will be subject to sanction in accordance with
                      Section 7.5 below (including, without limitation, termination).

              NOTE: Any Access Person who is a director, officer or employee of Federated should also refer to the "Reporting of any Illegal or Unethical Behavior" requirements in Federated's Code of Business Conduct and Ethics. If you have questions concerning reporting violations, contact the Compliance Department or Federated's General Counsel.

       7.4    EDUCATION

              From time to time the Compliance Department will schedule training sessions or may otherwise distribute educational materials regarding this Code. Access Persons are required to participate in all training sessions offered. Access Persons will be required to provide a written acknowledgment that the Access Person received, read and understood the Code and its administration.

       7.5    SANCTIONS

              Upon determining that a violation of this Code or its Associated Procedures has occurred, the Chief Compliance Officer may take such actions or impose such sanctions, if any, as it deems appropriate, including, without limitation:

              (a)    Issue a letter of censure;

              (b)    Assess a fine, either nominal or substantial;

              (c)    Require the unwinding of trades;

              (d)    Require the disgorging of profits;

              (e) Disallow discretionary accounts or required preclearance of discretionary account trades;

              (f) Prohibit or place further restrictions on personal trading or other activities;

              (g)    Recommend suspension;

              (h)    Recommend a reassignment of duties or job functions; or

              (i) Recommend that the employment of the violator be terminated.

       7.6    FACTORS FOR CONSIDERATION

              Sanctions listed above may be assessed individually or in combination. Prior violations of the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions.

              In instances where a member of the Access Person's household commits the violation, any sanction will be imposed on the Access Person.

              If extraordinary or unforeseen circumstances exist, an appeal may be directed to the Compliance Department. Appeals are solely within the discretion of the Chief Compliance Officer. The Chief Compliance Officer shall further have the authority to make special provision under and/or interpret provisions of this Code in the event of business continuity emergencies or other unforeseen events that might impact the ability of Access Persons, individually or as a group, to comply with this Code.

       7.7    REPORTING OF VIOLATIONS

              (a) Violations of Investment Personnel and proposed sanctions will be reported to the responsible Chief Investment Officer and/or Manager. Violations of other Access Persons, and proposed sanctions, will be reported to the responsible Senior Manager. All violations and the proposed sanction will be reported to Senior Management and the Board of Directors of the Federated Funds quarterly.

              (b) Any patterns or trends noted and any difficulties in administration of this Code shall be reported to Senior Management and to the Board of Directors of the Federated Funds, at least annually.

--------------------------------------------------------------------------------
8     DEFINITIONS
--------------------------------------------------------------------------------

       8.1    1933 ACT

              The "1933 Act" means the Securities Act of 1933, as amended.

       8.2    1934 ACT

              The "1934 Act" means the Securities Exchange Act of 1934, as amended.

       8.3    1940 ACT

              The "1940 Act" means the Investment Company Act of 1940, as amended.

       8.4    ACCESS PERSON

              "Access Person" means any person who participates in or who: (i) in connection with his or her duties, obtains or could obtain any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund or (ii) any person who has access to nonpublic information regarding any Fund's Purchase or Sale of Securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund.

              "Access Person" includes, without limitation, a director, trustee, officer, managing general partner, general partner, or Investment Person of a Fund, of the Underwriter, and of the Adviser and other persons designated by the Compliance Department, any trust over which an Access Person is a trustee with investment discretion, influence or control, (either for the benefit of the Access Person or for any other party), any closely-held entity (such as a partnership, limited liability company or corporation) and any account (including, without limitation, any retirement, pension, deferred compensation or similar account) with respect to which the Access Person has investment discretion, influence or control.

              Activity (including, without limitation, trading activity) by an Access Person's household members will generally be attributed to the Access Person. (If emancipated adult children or other independent parties also reside in the household, the Access Person must either declare that the Access Person has no discretion, influence or control over the investment decisions of such other party or the Access Person must report the party as an Access Person.)

       8.5    ADVISER

              "Adviser" means any subsidiary of Federated registered as an investment adviser with the SEC.

       8.6    ADVISERS ACT

              "Advisers Act" means the Investment Advisers Act of 1940, as amended.

       8.7    ASSOCIATED PROCEDURES

              "Associated Procedures" means those procedures and/or statements that have been adopted by the Underwriter, the Adviser, a Fund or the Compliance Department, and which are designed to supplement this Code and its provisions.

       8.8    AUTOMATIC INVESTMENT PLAN

              "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An "Automatic Investment Plan" includes, without limitation, a dividend reimbursement plan.

       8.9    BENEFICIAL OWNERSHIP

              "Beneficial Ownership" will be attributed to an Access Person in all instances where the Access Person directly or indirectly (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or
              (iii) receives any benefits substantially equivalent to those of ownership. It is the intent of Federated that "Beneficial Ownership" be interpreted in the same manner as it would be under 17 C.F.R. Sec. 240.16a-1(a)(2) in determining whether a person has Beneficial Ownership of a Security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

       8.10   BOARD

              The "Board" means, with respect to a fund, the board of directors or trustees or any other group serving a similar function that has adopted this Code on behalf of the fund.

       8.11   CODE

              "Code" means this Code of Ethics and any Associated Procedures.

       8.12   COMPLIANCE COMMITTEE

              "Compliance Committee" means the committee referenced under the Federated Code of Business Conduct and Ethics, consisting of, among others, the Chief Compliance Officer, the General Counsel, the Chief Audit Executive and the Chief Risk Officer.

       8.13   COMPLIANCE DEPARTMENT

              The "Compliance Department" means the Chief Compliance Officer of Federated and those other individuals designated by him or her as responsible for implementing this Code and the Associated Procedures.

       8.14   CONTROL

              "Control" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

       8.15   COVERED SECURITY

              "Covered Security" means any Security, or interest in a Security held in any form, not expressly excluded by provisions of this Code, including, without limitation: equity and debt Securities; derivative Securities, including, without limitation, options on and warrants to purchase equity or debt Securities; shares of closed-end investment companies; investments in unit investment trusts; and any related instruments and Securities. "Covered Security" also means shares of any Reportable Funds and any 529 Plan or annuity employing such funds, unless specifically excluded in the paragraph below. Also included are futures, swaps and other derivative contracts.

              "Covered Security" does not include: (1) direct obligations of the Government of the United States or U. S. Government Agencies (regardless of their maturities); (2) bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; (3) shares of 1940 Act registered investment companies that are designated as money market funds; (4) shares issued by 1940 Act registered open-end investment companies (other than Reportable Funds) in a direct account with a mutual fund, or 529 Plan or annuity offeror when that account may only hold registered open-end investment company Securities; or (5) shares issued by unit investment trusts (or "UITs") that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

       8.16   FEDERAL SECURITIES LAWS

              "Federal Securities Laws" means (a) the 1933 Act, (b) the 1934 Act, (c) the Sarbanes-Oxley Act of 2002, (d) the 1940 Act, (e) the Advisers Act, (f) Title V of the Gramm-Leach Bliley Act, (g) any rules of the SEC promulgated under any of the statutes identified in (a) through (f) above, (h) the Bank Secrecy Act as it applies to registered mutual funds and investment advisers, and (i) any rules adopted under the Bank Secrecy Act by the SEC or the Department of Treasury.

       8.17   FEDERATED

              "Federated" means Federated Investors, Inc. and any of its subsidiaries as the context may require.

       8.18   FUND

              "Fund" means (i) each investment company registered under the 1940 Act (and any series or portfolios of such company) for which an Adviser serves as an investment adviser (as defined in Sec. 2(a)(20) of the 1940 Act or an Underwriter serves as a principal underwriter (as defined in Sec.Sec. 2(a)(29) and (40) of the 1940
              Act) and (ii) any other investment account or portfolio over which an Adviser exercises investment discretion (whether pursuant to a direct advisory agreement, through a managed account or "wrap fee" program, or otherwise), and (iii) any investment adviser, broker, dealer, bank, or other financial institution to which Federated provides non-discretionary investment advisory services.

       8.19   INDEPENDENT DIRECTOR

              "Independent Director" means a member of the Federated Funds' Board who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

       8.20   INFLUENCE

              Influence means taking an action that is reasonably expected to materially modify the independent investment decision-making of a person who controls or otherwise has investment discretion with respect to an account (whether by imposing a restraint on such decision-making ability or directing a decision).

       8.21   INITIAL PUBLIC OFFERING

              "Initial Public Offering" means an offering of Securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

       8.22   INVESTMENT PERSON; INVESTMENT PERSONNEL

              "Investment Person" or "Investment Personnel" means (a) Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and Chief Investment Officers) and individuals who provide information and advice to such portfolio managers (such as Securities analysts); and (b) those who assist in executing investment decisions for the Fund (such as traders) and their related staff members.

              "Investment Person" or "Investment Personnel" further means any trust over which an Investment Person is a trustee with investment discretion, influence or control, (either for the benefit of the Investment Person or for any other party), any closely-held entity (such as a partnership, limited liability company or corporation) in which an Investment Person holds a Controlling interest and with respect to which he or she has investment influence or control, and any account (including, without limitation, any retirement, pension, deferred compensation or similar account) with respect to which the Access Person has investment discretion, influence or control. Investment Person is intended to include and includes persons deemed to be Supervised Persons pursuant to Rule 204A-1 under the Investments Advisers Act of 1940, as further defined hereunder.

              Activity (including, without limitation, trading activity) by an Investment Person's household members will generally be attributed to the Investment Person. (If emancipated adult children or other independent parties also reside in the household, the Investment Person must either declare that the Investment Person has no discretion, influence or control over the investment decisions of such other party or the Investment Person must report the party as an Investment Person.)

       8.23   PRIVATE PLACEMENT

              "Private Placement" (or "limited offering") means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or pursuant to rule 504, rule 505 or rule 506 under the 1933 Act.

       8.24   PURCHASE OR SALE

              "Purchase or Sale" of a Security or Covered Security includes, among other things, the writing of an option, future or other derivative contract to purchase or sell a Security or Covered Security.

       8.25   REPORTABLE FUND

              "Reportable Fund" means any 1940-Act registered open end investment company for which an Adviser serves as investment adviser as defined in Section 2(a)(2) of the 1940 Act, or any 1940-Act registered investment company whose investment adviser or principal underwriter Controls an Adviser, is Controlled by an Adviser or is under common Control with an Adviser.

       8.26   SEC

              The "SEC" means the Securities and Exchange Commission of the United States, and any successor thereto.

       8.27   SECURITY

              "Security" or "Securities" means any security as defined in
              Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act.

       8.28   SUPERVISED PERSON

              "Supervised Person" means directors, officers and partners of an Adviser (or other persons occupying a similar status or performing similar functions), employees of an Adviser, and any other person who provides advice on behalf of an Adviser and is subject to the Adviser's supervision and control.

       8.29   UNDERWRITER

              "Underwriter" means any subsidiary of Federated registered as a broker/dealer with the SEC.

       8.30   VENDOR

              "Vendor" means any borrower, lender, tenant, landlord, supplier, service provider (including, without limitation, a service provider to a mutual fund) or other vendor of Federated (including, without limitation, any Adviser or any other affiliate), any managed account or "wrap fee" program sponsor or turn key platform provider, or any other third party that has or is seeking a relationship with Federated (including, without limitation, any Adviser or other affiliate).

APPROVED BY: /S/  JOHN B. FISHER                             DATE:     09/13/08
           --------------------------------------------            -------------
             PRESIDENT OF THE ADVISORY COMPANIES


APPROVED BY: /S/  BRIAN P. BOUDA                             DATE:     09/15/08
           --------------------------------------------            -------------
             COMPLIANCE

              ADDENDUM

              ACCESS PERSONS PROCEDURES

--------------------------------------------------------------------------------
      1   PRECLEARANCE APPROVAL USING TRADECOMPLY
--------------------------------------------------------------------------------

         (a) All Access Persons who wish to effect a personal Securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security in TradeComply prior to engaging in the transaction. Private Placement securities must be precleared directly through the Compliance Department.

         (b) When trading options, the Access Person must preclear the option and the underlying Security before entering into the option contract.

         (c) Based on established criteria, TradeComply determines whether the contemplated transaction should be permitted. The primary criterion applied is whether the Covered Security is on the Federated Equity Restricted List or Open Order lists, or whether the Covered Security was traded by any of the Federated advised Funds (fund trade information is updated nightly in TradeComply).

         (d) Approval is either granted or denied immediately in TradeComply.

         (e) If approval is denied, the contemplated personal transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request in TradeComply.

         (f) If approval is granted, the Access Person is free to effect the personal transaction in that Covered Security until the end of the next trading day only (subject to revocation as contemplated in Section 3.2 of this Code). In this regard, open orders extending beyond the next trading day (good till cancel) must be resubmitted for approval in TradeComply to comply with this Code.

         (g) All trade requests and their dispositions are maintained in TradeComply and reviewed by the Compliance Department in conjunction with other information provided by Access Persons in accordance with this Code.

         (h) The Compliance Department reviews all potential violations identified by TradeComply after Fund trades and personal trades have been compared and determines the appropriate action to be taken to resolve each identified violation.

--------------------------------------------------------------------------------
      2  FEDERATED FUNDS COMPLIANCE REVIEW
--------------------------------------------------------------------------------

         Access Persons must provide all relevant information concerning investments in Federated funds held in accounts with financial institutions or intermediaries (banks, broker-dealers, etc.) to the Compliance Department in the same manner and subject to the same timing requirements as individual Securities.

--------------------------------------------------------------------------------
      3     NON-U.S. BASED FEDERATED ACCESS PERSONS
--------------------------------------------------------------------------------

            (a) Access Persons who are not located in the U.S. must request preclearance approval from the Compliance Department via email. Access Persons must provide specific trade details including the issuer name, anticipated date of transaction, full name of Security (i.e., title), description (i.e., type), CUSIP or SEDOL number or exchange ticker symbol, number of shares and principal amount, interest rate and maturity date (if applicable) and the type of transaction (purchase or sale). The Compliance Department requests preclearance for the transaction through TradeComply during normal business hours on the day the request is received. The Compliance Department notifies the Access Person via email of the results of the preclearance request.

                  If the trade request is approved, the Access Person must execute the trade no later than the close of business on the business day following the date of the request (subject to revocation as contemplated in Section 3.2 of this Code).

--------------------------------------------------------------------------------
      4     NON-FEDERATED ACCESS PERSONS
--------------------------------------------------------------------------------

            (a) Transaction and holdings information of non-Federated officers of Federated and/or proprietary funds shall be reviewed on a quarterly basis to determine whether any patterns of conflict are exhibited with any Funds for which Federated has access to Fund transaction information, and

            (b) Data relating to the trades of all personnel designated as Access Persons of a Fund for which Federated does not have access to Fund transaction information will be submitted to Compliance Department or other appropriate personnel of the Fund's adviser for review on a quarterly basis.

                        COMPLIANCE DEPARTMENT PROCEDURES

--------------------------------------------------------------------------------
      1     PRECLEARANCE
--------------------------------------------------------------------------------

            (a) Documentation of valid preclearance approval, including a statement that the Access Person was not aware of any consideration of a Security by research analysts or Fund portfolio managers for a recommendation, an actual Fund trade or an anticipated transaction, shall be conclusive for purposes of reviewing a personal transaction, unless additional facts or a preponderance of circumstances suggest otherwise. This conclusive presumption does not apply to research analysts covering or recommending a Covered Security involved in a Fund trade or portfolio managers of a Fund making a trade in that Security.

            (b) Before approving a preclearance request for a Private Placement, submitted by an Access Person, the Compliance Department shall inquire of the appropriate portfolio manager(s) and head traders as to whether an order is pending or expected to be entered for the same Security. In cases where an Investment Person has submitted the request for preclearance, the Compliance Department shall also notify the Chief Investment Officer to whom the Investment Person reports. The Compliance Department will notify the Access Person as to whether or not the investment has been precleared.

--------------------------------------------------------------------------------
      2     INITIAL REPORTING PROCESS
--------------------------------------------------------------------------------

            (a) A member of the Compliance Department meets with each new Access Person and reviews this Code, the Insider Trading Policy and the procedures for preclearing personal Securities transactions through TradeComply.

            (b) The Access Person is required to complete the "Certification and Acknowledgment Form" to acknowledge his/her understanding of this Code and return it to the designated Compliance Assistant within ten (10) calendar days.

            (c) In addition, the Access Person is required to complete the "Personal Security Portfolio Forms" which includes information detailed in Section 2.1 of the Code, and:

                  NOTE: Information provided by the Access Person must be current as of a date no more than 45 days before the report is submitted. Failure to provide that information within 10 calendar days is deemed a violation of the Code and SEC Rules.

            (d) Separate forms must be completed for the Access Person and all household members as defined in Section 8.4 of this Code. The signed form(s) must be returned to the Compliance Department within ten (10) calendar days.

            (e) A member of the Compliance Department inputs current portfolio holdings information into TradeComply as "initial" holdings.

            (f) The Compliance Department notifies each broker, dealer, bank or other financial institution that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to the Chief Compliance Officer, effective immediately. The Compliance Department also will obtain reports on accounts held directly with Federated's Transfer Agent and 401k Plan Administrator.

--------------------------------------------------------------------------------
      3     QUARTERLY REPORTING PROCESS
--------------------------------------------------------------------------------

            (a) On the first business day after each calendar quarter end, the Compliance Assistant sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements using TradeComply.

            (b) By the date specified by the Compliance Department (but no later than thirty (30) calendar days of the quarter end), the Access Person is required to:

                  (i) review for accuracy all Covered Security transactions recorded during the previous calendar quarter in all personal and household member accounts;

                  (ii) review all open account information, including names of broker-dealers, banks and other financial institutions, addresses and account numbers;

                  (iii) notify the Compliance Department of any new accounts established with broker-dealers, banks or other financial institutions during the quarter and the date the account was established;

                  (iv)  resolve any discrepancies with the Compliance
                        Department;

                  (v)   record an electronic signature and date on TradeComply.

                  Information provided by the Access Person must be current as of a date no more than 45 days before the report is submitted. Failure to provide that information within 10 calendar days is deemed a violation of the Code and SEC Rules.

                  The information required shall include the information detailed in Section 2.2 of the Code.

                  An Access Person need not submit a quarterly Securities transactions report to the extent that the report would duplicate information contained in broker trade confirmations or account statements delivered to Federated so long as such trade confirmations or account statements are received by the Compliance Department by the date specified by the Compliance Department (but in no later than 25 days after the end of the applicable calendar quarter).

            (c) Compliance Officer David J. Brennen reviews potential violations of the Code by any Access Person periodically during the calendar quarter using TradeComply.

            (d) The Compliance Department issues memos to each Access Person involved if any personal transactions executed during the quarter appear to be violations of this Code.

            (e) Based on the facts and the Access Person's response to the memo, the Chief Compliance Officer may impose or recommend any of the sanctions identified in Section 7 of this Code.

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      4     ANNUAL REPORTING PROCESS
--------------------------------------------------------------------------------

            (a) At least annually, the Compliance Department requires that each Access Person read this Code and certify and acknowledge his/her understanding of this Code and its requirements.

            (b) In addition to the quarterly reporting requirements, on an annual basis, the Compliance Department requires each Access Person to confirm and certify that the records of all Covered Securities holdings in Trade Comply are complete and accurate.

                  This re-certification is required to be completed by the date specified by the Compliance Department (but in no event later than thirty (30) calendar days after a request) from the Compliance Department. The Compliance Department monitors compliance with this requirement through the electronic signatures on TradeComply.

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      5   REPORTABLE FUNDS TRANSACTIONS
--------------------------------------------------------------------------------

            On a quarterly basis, the Compliance Department will request and review a report of Federated Fund Securities transactions by Access Persons and Investment Personnel from both the Federated Transfer Agent and the 401k Plan Administrator and from other accounts reported by Access Persons and Investment Personnel. After reviewing these transactions, the Compliance Department will discuss any issues identified with the Access Person and management and take appropriate action, as provided by the Code.

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      6     BLACKOUT PERIODS - FUND TRADES
--------------------------------------------------------------------------------

            A transaction in a Covered Security by a Fund shall trigger a blackout period as specified above for Access Persons and Investment Persons, (other than the Portfolio Managers, Traders and Research Analysts serving a Fund in which such purchase or sale occurs), only if the aggregate of open orders and executed purchases and sales in the security within the Federated complex is equal to or exceeds a specified threshold on each trading day. That threshold shall be defined by asset type, as follows:

              Covered Security              Threshold equal to or greater than:

                  Equity 1% of the average daily volume measured over the preceding 20 trading days.

                  Fixed Income

                      Investment Grade

                           Corporate Obligation                        $250,000

                           State or Foreign Obligation                 $250,000

                           Municipal Obligation                        $250,000

                      High Yield

                           Corporate Obligation                        $100,000

                           State or Foreign Obligation                 $100,000

                           Municipal Obligation                        $100,000

            An open order or executed trade in any equity Covered Security for which an average daily volume cannot be determined shall trigger a blackout period. Any trades in any fixed income Covered Security not specified above shall trigger a blackout period.

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      7     REPORTING TO THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

            (a) Each quarter, the Compliance Department will provide reports of any violations of this Code to Senior Management and the Board of Directors of the Federated Funds. Any patterns or trends noted and any difficulties in administration of this Code shall be reported to Senior Management and, to the Board Directors of the Federated Funds, at least annually.

            (b) The Compliance Department will also report any difficulties in administration of this Code and any trends or patterns of personal Securities trading which are deemed by the Compliance Department to be violations of this Code.

            (c) The Compliance Department provides the Board with the job title of the Access Person; the type of violation; the details of the transaction(s); and the types of sanctions imposed, if any.

            (d) At least annually, the Compliance Department shall certify that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

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      8     RECORD KEEPING REQUIREMENTS
--------------------------------------------------------------------------------

            The Compliance Department maintains the following books and records in TradeComply for a period equal to (a) no less than six (6) calendar years or (b) any longer period that may be required under applicable law:

            (a)   a copy of this Code (current and for the past five years)

            (b) a record of any violation of this Code and any action taken as a result of the violation;

            (c) a record of all written acknowledgments of access persons (current and for the past five years).

            (d) a record of each report made by an Access Person, including initial, quarterly and annual reporting (and including any information on a broker trade confirmation or account statement that was submitted in lieu of such reports);

            (e) a record of all Access Persons (current and for the past five years);

            (f) a record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities by Access Persons in an Initial Public Offering (IPO) (to the extent approved as satisfying the limited exceptions in Sections 5.2(a) or (b) to the general prohibition) or Private Placement;

            (g)   a record of persons responsible for reviewing reports; and

            (h) a copy of any supporting documentation used in making decisions regarding action taken by the Compliance Department with respect to personal Securities trading.

         Such records will be kept in such locations, and for such periods, as required under the Advisers Act and the 1940 Act.